Exhibit 23.11

CONSENT OF INDEPENDENT AUDITOR

American Midstream Partners, LP

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of American Midstream Partners, LP (the “Partnership”) of our report dated February 21, 2017, relating to the financial statements of Main Pass Oil Gathering Company, LLC as of and for the years ended December 31, 2016 and 2015, appearing as Exhibit 99.7 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

January 31, 2018